Exhibit 99.1

Contact:
Daniel Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

Charles River Associates (CRA) Announces New $250 Million Revolving Credit Facility

BOSTON – (BUSINESS WIRE)— August 22, 2022 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced a new and expanded revolving credit facility with a bank syndicate comprised of five lenders. The five-year facility is for an aggregate principal amount of up to $250 million, which amount may be decreased at CRA’s option to $200 million from July 16 through January 15 of each year when CRA’s working capital needs are typically diminished. The facility replaces CRA’s existing revolving credit facility, which was originally for an aggregate principal amount of up to $125 million and increased to $175 million last year, and was scheduled to mature in October 2022. Proceeds of the new revolving credit facility will be used to repay outstanding amounts under the existing revolving credit facility and will provide working capital to support continued growth in the business and fund other general corporate purposes.

“We are pleased to welcome TD Bank, Eastern Bank and Brookline Bank to CRA’s team of banking partners, which has long included Bank of America and Citizens Financial Group,” said Paul Maleh, CRA’s President and Chief Executive Officer. “With the support of this expanded bank group, the new facility provides added financial flexibility and enables CRA to continue investing in the business for profitable growth. In addition to supporting CRA’s working capital needs, the facility also delivers improved financial covenants and pricing.”

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

SAFE HARBOR STATEMENT

Statements in this press release concerning our working capital requirements and potential uses of any anticipated borrowings, as well as any improvements to the facility, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties, and actual performance and results may differ materially due to many important factors. Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by CRA include, among others, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the potential impact of the COVID-19 pandemic on our operations and results; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.